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                                                                   EXHIBIT 10.59

                                 AMENDMENT TO
                                 -------------
                          PURCHASE AND SALE AGREEMENT
                          ---------------------------
                            AND ESCROW INSTRUCTIONS
                            -----------------------


          THIS AMENDMENT TO PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS ("Amendment") is dated as of June 27, 1997 by and between PULLMAN CARNEGIE ASSOCIATES, a California limited partnership ("Seller"), and KILROY REALTY, L.P., a Delaware limited partnership ("Buyer").

          WHEREAS, Buyer and Seller are parties to that certain Purchase and Sale Agreement and Escrow Instructions dated as of May 5, 1997 with respect to Escrow No. 97-26849 at Commerce Escrow Company, Los Angeles, California (the "Purchase Agreement"); and

          WHEREAS, Buyer and Seller wish to amend the Purchase Agreement in certain respects as set forth below;

          NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller hereby amend the Purchase Agreement as follows:

               The capitalized terms used herein shall have the same meanings as set forth in the Purchase Agreement.

          The Contingency Period shall expire upon the full execution and delivery of telecopied counterparts of this Amendment, which Buyer and Seller anticipate shall occur on Friday, June 27, 1997.

               The Closing shall be June 30, 1997.

          The Purchase Price shall remain Fifteen Million Four Hundred Fifty Thousand Dollars ($15,450,000); however, at the Closing, Escrow Holder shall retain and transfer to a money market account at Union Bank, or such other account as may be specified by Buyer and Seller, the sum of One Million Three Hundred Thousand Dollars ($1,300,000) (the "Holdback"), which sum shall be disbursed to Seller or to Buyer, as applicable, together with any accrued interest, pursuant to the following:

               (a) Upon receipt of a copy of a fully executed amendment to the April 28, 1988 Lease with the State of California ("Caltrans") extending the term thereof (other than pursuant to a "holdover" agreement on a month-to-month or other short term basis) on terms and conditions acceptable to Buyer in its sole discretion, the Holdback shall be delivered by Escrow Holder to Seller.
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               (b) Upon receipt of a notice from Buyer and Seller that the condition set forth in Paragraph 4(a) of this Amendment has not been satisfied prior to the expiration of the term of the April 28, 1988 Lease, the Holdback shall be distributed to Buyer.

Subparagraphs (a) and (b) above are intended to document the basic agreement of Buyer and Seller that, if Caltrans does not renew the term of the April 28, 1988 Lease, Buyer shall receive the Holdback and, if Caltrans does renew the term of the April 28, 1988 Lease, Seller is entitled to the Holdback.

      5. An additional holdback in the sum of Four Hundred Seventy Thousand Dollars ($470,000) from the distribution to Seller of the Purchase Price, together with any accrued interest thereon, shall remain in a money market account at Union Bank or such other account as may be specified by Buyer and Seller (the "Renovation Holdback"), which Renovation Holdback shall be disbursed to Seller by Escrow Holder upon receipt by Escrow Holder, from time to time, of invoices, countersigned by Buyer and Seller, from contractors performing works of improvement to the Real Property at Buyer's direction which are for the cost of construction of "Qualified Items." As used herein, the term "Qualified Items" shall mean and refer to works of improvement to the Real Property which are included in the list of items set forth in Paragraph I of the May 13, 1997 letter to Tony Macris of OREDS from Karen Fredericks of Essex Realty Management. The countersignatures of Buyer and Seller shall evidence that the submitted invoice is a "Qualified Item." When such work of improvement of the Qualified Items is completed, as evidenced by a written notice delivered to Escrow Holder by Buyer and Seller to such effect, any undisbursed portion of the Renovation Holdback, together with any accrued interest thereon, shall be promptly disbursed by Escrow Holder to Seller. If the cost of completing such work of improvement exceeds the Renovation Holdback, Seller shall promptly pay such excess cost. To securitize the agreement of Seller to timely pay its obligations under this Paragraph 5, this Amendment has been acknowledged by Weyerhaeuser Venture Company ("WVC"), by which acknowledgment WVC hereby unconditionally guarantees and promises to pay to Buyer any such payment which Seller fails to timely make, together with interest thereon at a rate of ten percent (10%) per annum accruing from the date which is thirty (30) days after the invoice date for such payment; provided however, that such payment by WVC shall not exceed the amount actually received by WVC as a distribution from Seller out of the net sales proceeds under the Purchase Agreement (currently estimated, based on a trial closing balance, at One Million Five Hundred Fifty Thousand Dollars ($1,550,000)). Seller hereby agrees that it will promptly distribute all net sale proceeds to WVC that WVC is entitled to receive. In the event that WVC fails to receive such funds to which it is entitled, WVC hereby agrees to take all necessary and appropriate legal actions against Seller to recover such funds.

      6. Buyer and Seller have anticipated that Caltrans will require certain works of improvement ("Lease Incentive Items") to be made to the Real Property as a condition to the renewal by Caltrans of the April 28, 1988 Lease. Buyer and Seller currently estimate the Lease Incentive Items to cost Three Hundred Eighty Thousand Dollars ($380,000). If negotiations with Caltrans result in a commitment by Buyer to construct Lease Incentive Items at a cost in excess of Three Hundred Eighty Thousand Dollars ($380,000), Seller shall contribute to such costs a

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sum of money, not to exceed One Hundred Twenty Thousand Dollars ($120,000). By way of illustration, if Caltrans renews its Lease and obtains a commitment from Buyer to construct Lease Incentive Items at a cost of Five Hundred Fifty Thousand Dollars ($550,000), Buyer shall pay the first Three Hundred Eighty Thousand Dollars ($380,000), Seller shall pay the next One Hundred Twenty Thousand Dollars ($120,000), and Buyer shall pay the final Fifty Thousand Dollars ($50,000). To securitize the agreement of Seller to fund up to One Hundred Twenty Thousand Dollars ($120,000) as required in this paragraph, this Amendment has been acknowledged to such effect by WVC, by which acknowledgment WVC hereby unconditionally guarantees and promises to pay to Buyer up to One Hundred Twenty Thousand Dollars ($120,000), to the extent the cost of the Lease Incentive Items exceed Three Hundred Eighty Thousand Dollars ($380,000) and Seller fails to pay such amount.

      7. Except to the extent modified by this Amendment, the Agreement remains in full force and effect. This Amendment also constitutes an amendment to the instructions to Escrow Holder. If any provision of this Amendment contradicts or is inconsistent with any provision of the Agreement, then the provisions of this Amendment shall prevail.

      8. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, this Amendment has been executed by Buyer and Seller as of this 27th day of June, 1997.

            SELLER:           PULLMAN CARNEGIE ASSOCIATES,
                              a California limited partnership

                       By:    Bay-Santa Ana Partners,
                              a California limited partnership,
                              its General Partner

                              By:    Bay Development Corporation,
                                     a California corporation,
                                     its General Partner

                                     By:
                                            ------------------------------
                                            Name:  Burrel D. Magnusson
                                            Its:  President

[SIGNATURES CONTINUED]

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                   BUYER:    KILROY REALTY, L.P.,
                             a Delaware limited partnership

                             By: Kilroy Realty Corporation,
                                 a Maryland corporation,
                                 its General Partner

                                 By:  ___________________________
                                 Name:___________________________
                                 Its: ___________________________

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                                ACKNOWLEDGMENTS
                                ---------------

          Escrow Holder hereby executes this Amendment as of June 27, 1997 solely for the purpose of acknowledging that it agrees to be bound by the provisions applicable to Escrow Holder as set forth in Paragraphs 4, 5 and 6 hereof.

     ESCROW HOLDER:           COMMERCE ESCROW COMPANY

                              By:   __________________________
                              Name: __________________________
                              Its:  __________________________


          Weyerhaeuser Venture Company hereby executes this Amendment as of June 27, 1997 in its individual corporate capacity solely for the purposes of acknowledging that it agrees to be bound by the provisions applicable to Weyerhaeuser Venture Company in Paragraphs 5 and 6 hereof.

                              WEYERHAEUSER VENTURE COMPANY,
                              a Nevada corporation

                              By: _____________________________
                              Name:  Robert J. Plavchak
                              Its:  Senior Vice President

                              By:  ____________________________
                              Name:____________________________
                              Its: ____________________________

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